Exhibit 99.1

Myers Industries Reports 2022 Second Quarter Results

Achieves Record Quarterly Results and Drives Seventh Consecutive Quarter of Double-Digit Top-Line Expansion

Raises Full Year Fiscal 2022 Outlook for both Revenue and Earnings

August 2, 2022, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Highlights

•
Net sales increased 24% to $233.2 million, compared with $187.4 million for the second quarter of 2021
•
On an organic basis, net sales increased 16% compared with the second quarter of 2021
•
Earnings per diluted share increased 43% to $0.43, compared with $0.30 for the second quarter of 2021
•
Adjusted earnings per diluted share increased 55% to $0.45, compared with $0.29 for the second quarter of 2021
•
Adjusted EBITDA increased 41% to $28.9 million, compared with $20.5 million for the second quarter of 2021
•
Cash flow provided by operations was $27.0 million and free cash flow was $21.1 million, compared with cash flow provided by operations of $14.7 million and free cash flow of $11.7 million for the second quarter of 2021

Myers Industries President and CEO Mike McGaugh said, “I am pleased to report this quarter’s record performance, highlighted by our seventh consecutive quarter of double-digit top-line expansion. Our results have been driven by consistent and meaningful progress against our 3-horizon strategy, which has proven to be a successful roadmap for Myers’ transformation. Our self-help initiatives, value-based pricing actions, and contributions from our strategic acquisitions have led to strong financial performance. During the quarter, we continued to execute our strategy by acquiring an additional rotational molding facility, expanding our capability into the south-eastern U.S. In addition, we added to our Distribution Segment by acquiring Mohawk Rubber, a leader in the auto-aftermarket space. We believe that both of these acquisitions will allow us to continue to improve our ability to provide excellent service and value to our customers. Our sustained performance over the past quarters provides additional proof points of our ability to execute on our transformation.”

McGaugh concluded, “As a result of our second quarter results, we are raising our top- and bottom-line outlook for 2022. Net sales growth, including the Trilogy and Mohawk acquisitions, is expected to be in the high teens range year over year and we are increasing our adjusted EPS range from $1.30 - $1.50 to $1.40 - $1.60. We continue to see improvements in our base business, and we believe there is still substantial runway for continued earnings growth over the long term. We are at an exciting time in Myers’ transformation into a world-class company that delivers world-class financial performance. Our team, our morale, our momentum, have never been better.”

Second Quarter 2022 Financial Summary

	Quarter Ended June 30,
(Dollars in thousands, except per share data)	2022	2021	% Inc (Dec)
Net sales	$233,156	$187,369	24.4%
Gross profit	$74,716	$54,994	35.9%
Gross margin	32.0%	29.4%
Operating income	$22,617	$15,869	42.5%
Net income:
Net income	$15,831	$11,075	42.9%
Net income per diluted share	$0.43	$0.30	43.3%

Adjusted operating income	$23,618	$15,100	56.4%
Adjusted net income:
Net income	$16,581	$10,435	58.9%
Net income per diluted share	$0.45	$0.29	55.2%
Adjusted EBITDA	$28,860	$20,470	41.0%

Net sales were $233.2 million, an increase of $45.8 million, or 24.4%, compared with $187.4 million for the second quarter of 2021, driven by strong sales in both the Material Handling and Distribution segments. Excluding the incremental $16.3 million of net sales from the Trilogy Plastics and Mohawk Rubber acquisitions, organic net sales increased 16%. Favorable pricing of 17% was partially offset by a decrease in volume/mix of 1%.

Gross profit increased $19.7 million, or 35.9% to $74.7 million, primarily due to the increased contribution from pricing actions and the Mohawk Rubber and Trilogy Plastics acquisitions. Partially offsetting these contributions were increased labor costs and sales mix. Gross margin was 32.0% compared with 29.4% for the second quarter of 2021. Selling, general and administrative expenses increased $12.2 million, or 30.4% to $52.3 million, reflecting the Mohawk Rubber and Trilogy Plastics acquisitions, higher salaries, benefits, and incentive compensation costs, increased freight and other variable selling expenses, higher facility costs and increased professional services fees. SG&A as a percentage of sales increased to 22.4%, compared with 21.4% in the same period last year, primarily due to inflation. Net income per diluted share was $0.43, compared with $0.30 for the second quarter of 2021. Adjusted earnings per diluted share were $0.45, compared with $0.29 for the second quarter of 2021.

Second Quarter 2022 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q2 2022 Results	$173.1	$28.0	$28.0	16.2%
Q2 2021 Results	$137.2	$17.9	$17.0	12.4%
Increase (decrease) vs prior year	26.1%	56.6%	64.8%	+380 bps

Net sales for the Material Handling Segment were $173.1 million, an increase of $35.9 million, or 26.1%, compared with $137.2 million for the second quarter of 2021. Excluding the incremental $10.3 million of net sales from the Trilogy Plastics acquisition, organic net sales increased 19%. Favorable price of 20% was partially offset by a decline in volume/mix of 1%. Organic net sales increased in the industrial, food and beverage, and vehicle end markets. Operating income increased 56.6% to $28.0 million, compared with $17.9 million in 2021. Adjusted operating income increased 64.8% to $28.0 million, compared with $17.0 million in 2021. Contributions from pricing actions more than offset increased labor costs and a change in sales mix. Additionally, SG&A expenses were higher year-over-year. The increase in SG&A expenses was primarily due to the Trilogy Plastics acquisition, higher salaries, benefits and incentive compensation costs, increased freight and other variable selling expenses, and higher facility costs. The Material Handling Segment’s adjusted operating income margin increased 380 basis points to 16.2%, compared with 12.4% for the second quarter of 2021.

Distribution

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q2 2022 Results	$60.1	$4.3	$4.3	7.1%
Q2 2021 Results	$50.2	$4.2	$4.2	8.4%
Increase vs prior year	19.8%	1.3%	1.3%	-130 bps

Net sales for the Distribution Segment were $60.1 million, an increase of $9.9 million, or 19.8%, compared with $50.2 million for the second quarter of 2021. Excluding the incremental $6.0 million of net sales from the Mohawk Rubber acquisition, organic net sales increased 8% due mostly to favorable price. Operating income increased 1.3% to $4.3 million, compared with $4.2 million in 2021. The contribution from higher pricing was partially offset by an increase in product costs and higher SG&A expenses year-over-year. The increase in SG&A expenses was primarily the result of the Mohawk Rubber acquisition and higher variable selling expenses. The Distribution Segment’s adjusted operating income margin was 7.1%, compared with 8.4% for the second quarter of 2021.

Balance Sheet & Cash Flow

As of June 30, 2022, the Company’s cash on hand totaled $22.4 million. Total debt as of June 30, 2022 was $113.6 million.

For the second quarter of 2022, cash flow provided by operations was $27.0 million and free cash flow was $21.1 million, compared with cash flow provided by operations of $14.7 million and free cash flow of $11.7 million for the second quarter of 2021. The increase in cash flow was driven by higher earnings, partially offset by an increase in working capital. The increase in working capital was primarily the result of the Trilogy Plastics and Mohawk Rubber acquisitions, the effects of inflation, higher accounts receivable balances driven by higher sales, and an increase in inventory levels to mitigate supply chain disruptions and to better serve our customers. Capital expenditures for the second quarter of 2022 were $5.9 million, compared with $3.0 million for the second quarter of 2021.

2022 Outlook

Based on current exchange rates, market outlook, and business forecast, the Company updated its outlook for fiscal 2022, and currently forecasts:

•
Net sales growth in the high teens range with approximately 45% of the increase due to the acquisitions of Trilogy Plastics and Mohawk Rubber
•
Diluted EPS in the range of $1.33 to $1.53; adjusted diluted EPS in the range of $1.40 to $1.60
•
Capital expenditures to be in the range of $25 to $28 million
•
Effective tax rate to approximate 26%

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, August 2, 2022, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link:

https://ige.netroadshow.com/registration/q4inc/11279/myers-industries-second-quarter-2022-earnings-call/.

Upon registering, each participant will be provided with call details and a registrant ID that will be used to track call attendance. Reminders will also be sent to registered participants via email. The live webcast of the conference call can be accessed from the Investor Relations section of the Company's website at www.myersindustries.com. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. Investors can access a replay of the teleconference at (866) 813-9403; international callers use +44-204-525-0658. The Access Code is 118475. The teleconference replay will be available through August 9, 2022.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted income (loss) before taxes, adjusted net income, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of COVID-19 on local, national and global economic conditions; the effects of various governmental responses to the COVID-19 pandemic, raw material availability, increases in raw material costs, or other production costs; impacts of price increases, risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impact of the U.S. elections impacts on the regulatory landscape, capital markets, and responses to and management of the COVID-19 pandemic including further economic stimulus from the federal government; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission's public reference facilities and its website at www.sec.gov and on the Company's Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net sales	$233,156	$187,369	$458,642	$361,798
Cost of sales	158,440	132,375	311,998	256,391
Gross profit	74,716	54,994	146,644	105,407
Selling, general and administrative expenses	52,320	40,121	100,310	79,669
(Gain) loss on disposal of fixed assets	(221)	(996)	(688)	(996)
Operating income (loss)	22,617	15,869	47,022	26,734
Interest expense, net	1,211	999	2,358	1,994
Income (loss) before income taxes	21,406	14,870	44,664	24,740
Income tax expense (benefit)	5,575	3,795	11,496	6,360
Net income (loss)	$15,831	$11,075	$33,168	$18,380
Net income (loss) per common share:
Basic	$0.43	$0.31	$0.91	$0.51
Diluted	$0.43	$0.30	$0.91	$0.51
Weighted average common shares outstanding:
Basic	36,397,547	36,122,792	36,338,907	36,058,061
Diluted	36,623,495	36,336,448	36,577,192	36,296,003

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net sales
Material Handling	$173,090	$137,227	26.1%	$349,726	$267,120	30.9%
Distribution	60,075	50,156	19.8%	$108,936	$94,706	15.0%
Inter-company Sales	(9)	(14)	-	$(20)	$(28)	-
Total	$233,156	$187,369	24.4%	$458,642	$361,798	26.8%

Operating income (loss)
Material Handling	$28,034	$17,902	56.6%	$59,254	$34,829	70.1%
Distribution	4,269	4,214	1.3%	7,570	5,652	33.9%
Corporate	(9,686)	(6,247)	-	(19,802)	(13,747)	-
Total	$22,617	$15,869	42.5%	$47,022	$26,734	75.9%

Adjusted operating income (loss)
Material Handling	$28,034	$17,009	64.8%	$59,905	$33,936	76.5%
Distribution	4,269	4,214	1.3%	7,570	6,179	22.5%
Corporate	(8,685)	(6,123)	-	(18,026)	(13,162)	-
Total	$23,618	$15,100	56.4%	$49,449	$26,953	83.5%

Adjusted operating income margin
Material Handling	16.2%	12.4%		17.1%	12.7%
Distribution	7.1%	8.4%		6.9%	6.5%
Corporate	n/a	n/a		n/a	n/a
Total	10.1%	8.1%		10.8%	7.4%

Adjusted EBITDA
Material Handling	$32,541	$21,727	49.8%	$68,928	$43,173	59.7%
Distribution	4,890	4,761	2.7%	8,749	7,269	20.4%
Corporate	(8,571)	(6,018)	-	(17,787)	(12,959)	-
Total	$28,860	$20,470	41.0%	$59,890	$37,483	59.8%

Adjusted EBITDA margin
Material Handling	18.8%	15.8%		19.7%	16.2%
Distribution	8.1%	9.5%		8.0%	7.7%
Corporate	n/a	n/a		n/a	n/a
Total	12.4%	10.9%		13.1%	10.4%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$173,090	$60,075	$233,165	$(9)	$233,156

Gross profit					74,716
Gross margin					32.0%

Operating income (loss)	28,034	4,269	32,303	(9,686)	22,617
Add: Acquisition and integration costs	—	—	—	401	401
Add: Environmental charges	—	—	—	600	600
Adjusted operating income (loss)(1)	28,034	4,269	32,303	(8,685)	23,618
Adjusted operating income margin	16.2%	7.1%	13.9%	n/a	10.1%

Add: Depreciation and amortization	4,507	621	5,128	114	5,242
Adjusted EBITDA	$32,541	$4,890	$37,431	$(8,571)	$28,860
Adjusted EBITDA margin	18.8%	8.1%	16.1%	n/a	12.4%

(1) Includes SG&A adjustments of $1,001

	Quarter Ended June 30, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$137,227	$50,156	$187,383	$(14)	$187,369

Gross profit					54,994
Add: Restructuring expenses and other adjustments					102
Adjusted gross profit					55,096
Gross margin as adjusted					29.4%

Operating income (loss)	17,902	4,214	22,116	(6,247)	15,869
Add: Restructuring expenses and other adjustments	102	—	102	—	102
Add: Acquisition and integration costs	—	—	—	124	124
Less: Gain on sale of assets	(995)	—	(995)	—	(995)
Adjusted operating income (loss)(1)	17,009	4,214	21,223	(6,123)	15,100
Adjusted operating income margin	12.4%	8.4%	11.3%	n/a	8.1%

Add: Depreciation and amortization	4,718	547	5,265	105	5,370
Adjusted EBITDA	$21,727	$4,761	$26,488	$(6,018)	$20,470
Adjusted EBITDA margin	15.8%	9.5%	14.1%	n/a	10.9%

(1) Includes gross profit adjustments of $102 and SG&A adjustments of ($871)

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$349,726	$108,936	$458,662	$(20)	$458,642

Gross profit					146,644
Add: Restructuring expenses and other adjustments					390
Adjusted gross profit					147,034
Gross margin as adjusted					32.1%

Operating income (loss)	59,254	7,570	66,824	(19,802)	47,022
Add: Acquisition and integration costs	—	—	—	476	476
Add: Restructuring expenses and other adjustments	390	—	390	—	390
Add: Loss on sale of assets	261	—	261	—	261
Add: Environmental charges	—	—	—	1,300	1,300
Adjusted operating income (loss)(1)	59,905	7,570	67,475	(18,026)	49,449
Adjusted operating income margin	17.1%	6.9%	14.7%	n/a	10.8%
Add: Depreciation and amortization	9,023	1,179	10,202	239	10,441
Adjusted EBITDA	$68,928	$8,749	$77,677	$(17,787)	$59,890
Adjusted EBITDA margin	19.7%	8.0%	16.9%	n/a	13.1%

(1) Includes gross profit adjustments of $390 and SG&A adjustments of $2,037

	Six Months Ended June 30, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$267,120	$94,706	$361,826	$(28)	$361,798

Gross profit					105,407
Add: Restructuring expenses and other adjustments					102
Adjusted gross profit					105,509
Gross margin as adjusted					29.2%

Operating income (loss)	34,829	5,652	40,481	(13,747)	26,734
Add: Severance costs	—	527	527	318	845
Add: Restructuring expenses and other adjustments	102	—	102	—	102
Add: Acquisition and integration costs	—	—	—	267	267
Less: Gain on sale of assets	(995)	—	(995)	—	(995)
Adjusted operating income (loss)(1)	33,936	6,179	40,115	(13,162)	26,953
Adjusted operating income margin	12.7%	6.5%	11.1%	n/a	7.4%
Add: Depreciation and amortization	9,237	1,090	10,327	203	10,530
Adjusted EBITDA	$43,173	$7,269	$50,442	$(12,959)	$37,483
Adjusted EBITDA margin	16.2%	7.7%	13.9%	n/a	10.4%

(1) Includes gross profit adjustments of $102 and SG&A adjustments of $117

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating income (loss)	$22,617	$15,869	$47,022	$26,734
Add: Severance costs	—	—	—	845
Add: Restructuring expenses and other adjustments	—	102	390	102
Add: Acquisition and integration costs	401	124	476	267
Add: Loss on sale of assets	—	—	261	—
Less: Gain on sale of assets	—	(995)	—	(995)
Add: Environmental charges	600	—	1,300	—
Adjusted operating income (loss)	23,618	15,100	49,449	26,953
Less: Interest expense, net	(1,211)	(999)	(2,358)	(1,994)
Adjusted income (loss) before taxes	22,407	14,101	47,091	24,959
Less: Income tax expense(1)	(5,826)	(3,666)	(12,244)	(6,489)
Adjusted net income (loss)	$16,581	$10,435	$34,847	$18,470
Adjusted earnings per diluted share(2)	$0.45	$0.29	$0.95	$0.51

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2022 and 2021 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2022	December 31, 2021
Assets
Current Assets
Cash	$22,434	$17,655
Accounts receivable, net	132,002	100,691
Income tax receivable	—	2,517
Inventories, net	108,902	93,551
Prepaid expenses and other current assets	11,301	5,500
Total Current Assets	274,639	219,914
Property, plant, & equipment, net	94,945	92,049
Right of use asset - operating leases	29,052	29,285
Deferred income taxes	106	106
Other assets	155,270	143,195
Total Assets	$554,012	$484,549
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$104,314	$81,690
Accrued expenses	49,454	44,969
Operating lease liability - short-term	5,774	5,341
Finance lease liability - short-term	509	500
Total Current Liabilities	160,051	132,500
Long-term debt	103,956	90,945
Operating lease liability - long-term	23,242	23,815
Finance lease liability - long-term	9,179	9,437
Other liabilities	13,863	13,086
Deferred income taxes	6,463	5,441
Total Shareholders' Equity	237,258	209,325
Total Liabilities & Shareholders' Equity	$554,012	$484,549

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30,
	2022	2021
Cash Flows From Operating Activities
Net income	$33,168	$18,380
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	10,683	10,752
Non-cash stock-based compensation expense	3,860	1,829
Gain on disposal of fixed assets	(688)	(996)
Other	698	(907)
Cash flows provided by (used for) working capital
Accounts receivable	(21,200)	(15,250)
Inventories	(7,259)	(13,411)
Prepaid expenses and other current assets	(5,702)	(4,814)
Accounts payable and accrued expenses	20,739	25,718
Net cash provided by (used for) operating activities	34,299	21,301
Cash Flows From Investing Activities
Capital expenditures	(10,943)	(8,220)
Acquisition of business, net of cash acquired	(24,253)	(1,223)
Proceeds from sale of property, plant, and equipment	1,499	2,848
Net cash provided by (used for) investing activities	(33,697)	(6,595)
Cash Flows From Financing Activities
Net borrowings from revolving credit facility	13,000	19,900
Repayments of long-term debt	—	(40,000)
Payments on finance lease	(249)	(161)
Cash dividends paid	(9,934)	(9,809)
Proceeds from issuance of common stock	1,838	2,420
Shares withheld for employee taxes on equity awards	(347)	(748)
Deferred financing fees	—	(1,095)
Net cash provided by (used for) financing activities	4,308	(29,493)
Foreign exchange rate effect on cash	(131)	29
Net increase (decrease) in cash	4,779	(14,758)
Cash at January 1	17,655	28,301
Cash at June 30	$22,434	$13,543

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD
	June 30, 2022		June 30, 2021
Net cash provided by (used for) operating activities	$34,299		$21,301
Capital expenditures	(10,943)		(8,220)
Free cash flow	$23,356		$13,081

	YTD		YTD		Quarter
	June 30, 2022		March 31, 2022		June 30, 2022
Net cash provided by (used for) operating activities	$34,299	-	$7,292	=	$27,007
Capital expenditures	(10,943)	-	(5,060)	=	(5,883)
Free cash flow	$23,356	-	$2,232	=	$21,124

	YTD		YTD		Quarter
	June 30, 2021		March 31, 2021		June 30, 2021
Net cash provided by (used for) operating activities	$21,301	-	$6,588	=	$14,713
Capital expenditures	(8,220)	-	(5,238)	=	(2,982)
Free cash flow	$13,081	-	$1,350	=	$11,731

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED DILUTED EARNINGS PER SHARE

(UNAUDITED)

	Full Year 2022 Guidance
	Low	High
GAAP diluted net income per common share	$1.33	$1.53
Add: Net restructuring expenses and other adjustments	0.02	0.02
Add: Acquisition and integration costs	0.02	0.02
Add: Environmental charges	0.03	0.03
Adjusted diluted earnings per share	$1.40	$1.60